Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 6, 2021 (September 20, 2021, as to the subsequent events described in Note 5) relating to the financial statement of Olaplex Holdings, Inc. appearing in Registration Statement No. 333-259116 on Form S-1 of Olaplex Holdings, Inc. filed as amended September 28, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California

October 4, 2021